UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2011, InterMune, Inc., or InterMune, held its annual meeting of stockholders. The following matters set forth in InterMune’s definitive proxy statement on Schedule 14A dated April 13, 2011 and filed with the Securities and Exchange Commission were voted on at the annual meeting of stockholders and the results of such voting are indicated below.

1.	The election of the two nominees listed below to serve until the 2014 annual meeting of stockholders or until their successors are elected.

	For	Withheld	Broker Non-Vote
Louis Drapeau	44,332,215	629,340	2,942,374

James I. Healy, M.D., Ph.D.	44,677,875	283,680	2,942,374

2.	The selection, by InterMune’s Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of InterMune for its fiscal year ending December 31, 2011 was ratified.

For	Against	Abstained
47,815,996	73,269	14,664

There were no broker non-votes for this matter voted on.

3.	The amendment to InterMune’s Amended and Restated 2000 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,950,000 shares was approved.

For	Against	Abstained	Broker Non-Vote
42,060,281	2,887,578	13,696	2,942,374

4.	The non-binding resolution to approve the compensation of the named executive officers as disclosed in the proxy statement was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non-Vote
44,365,612	579,197	16,746	2,942,374

5.	The determination of whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years received the following vote:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
42,164,244	22,725	2,743,214	31,372	2,942,374

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer